UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Stellus Capital Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

On Wednesday, June 14, 2018, Alliance Advisors, LLC, the proxy solicitor for Stellus Capital Investment Corporation (the “Company”), mailed a letter on behalf of the Company to certain Company stockholders of record at April 5, 2018 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2018 Annual Meeting of Stockholders. The letter, attached hereto, urges Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 27, 2018.

Alliance Advisors	Shareholder Services Department

June 13, 2018

IMPORTANT

Re:	Your Investment in Stellus Capital Investment Corporation

Dear Shareholder,

You recently received proxy materials for the upcoming Stellus Capital Investment Corporation Annual Meeting of Stockholders on June 28, 2018. According to our latest records, your account is unvoted. For your convenience we have enclosed an additional voting form.

Your vote is very important this year. The voting cutoff is approaching; please vote your shares immediately to avoid a costly adjournment.

If you have any questions, or need assistance with the voting of your shares, please contact me at 833-501-4214, Monday through Friday between 9 a.m. and 10 p.m. and Saturday between 10 a.m. and 6 p.m. Eastern time. This important vote will take only a moment of your time. Alliance Advisors has been engaged by Stellus Capital Investment Corporation to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Melissa Carlson

Assistant Vice President

 Alliance Advisors, LLC - 200 Broadacres Drive - Bloomfield NJ 07003